UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 2, 2025
Arbor Realty Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-32136	20-0057959
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Earle Ovington Boulevard, Suite 900 Uniondale, NY	11553
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (516) 506-4200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ABR	New York Stock Exchange
Preferred Stock, 6.375% Series D Cumulative Redeemable, par value $0.01 per share	ABR-PD	New York Stock Exchange
Preferred Stock, 6.25% Series E Cumulative Redeemable, par value $0.01 per share	ABR-PE	New York Stock Exchange
Preferred Stock, 6.25% Series F Fixed-to-Floating Rate Cumulative Redeemable, par value $0.01 per share	ABR-PF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events.
On July 2, 2025, Arbor Realty Trust, Inc. (the “Parent”) announced that its subsidiary, Arbor Realty SR, Inc. (the “Issuer”), has priced an offering of $500 million aggregate principal amount of 7.875% Senior Notes due 2030 (the “Notes”) in a private offering to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-United States persons in compliance with Regulation S under the Securities Act. A copy of the press release announcing the pricing of the offering is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
The offer and sale of the Notes and the related guarantee have not been and will not be registered under the Securities Act or any state securities laws, and, unless so registered, the Notes and the related guarantee may not be offered or sold in the United States or to U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Exhibit
99.1	Press release, dated July 2, 2025.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARBOR REALTY TRUST, INC.

Date: July 2, 2025	By:	/s/ Paul Elenio
	Name:	Paul Elenio
	Title:	Chief Financial Officer